EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
August 27, 2002

DIMON Announces Quarterly Dividend

Danville, VA – The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held August 27, 2002, declared a quarterly dividend of $.05 per share.  The dividend will be payable September 18, 2002, to shareholders of record on September 6, 2002.

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